Exhibit 99.1

CytRx Announces Settlement of the Consolidated Securities Class Action Lawsuit

LOS ANGELES – December  10, 2015 – CytRx Corporation (NASDAQ: CYTR), a biopharmaceutical research and development company specializing in oncology, today announced that it reached a successful agreement to settle the consolidated securities class action lawsuit pending in the United States District Court for the Central District of California, titled In re CytRx Corporation Securities Litigation.  The consolidated case was brought against the company and/or a number of current and former directors and officers following allegations of stock promotion.  The agreement was reached in connection with a voluntary mediation led by the Honorable Judge Dickran Tevrizian, a retired federal judge from the Central District of California.

The settlement agreement contains no admission of liability or wrongdoing and includes a full release of CytRx and the current and former directors and officers in connection with the allegations.  CytRx believes the allegations are completely without merit, and is settling the lawsuit to avoid potentially lengthy and costly litigation.  The settlement is subject to definitive documentation, shareholder notice, and court approval.

The terms of the agreement provide for a settlement payment to the class of $4,000,000, of which at least $3,500,000 will be paid by the Company’s insurance carriers.  The Company will also issue $4,500,000 worth of shares to the class, which will be between a minimum of 1,200,000 shares of common stock and a maximum of 1,800,000 shares of common stock to the class depending on the prevailing stock price at the time of the court’s final approval of the settlement agreement.

“We are pleased to reach a settlement agreement on the securities class action and believe it is in the best interests of CytRx and our shareholders.  We will continue to focus on our pre-commercial activities for aldoxorubicin, our pivotal, global Phase 3 trial with aldoxorubicin in second-line soft tissue sarcomas, our newly designated drug candidate DK049, and additional research and development with our LADRTM technology,” said Steven A. Kriegsman, Chairman and CEO.

About CytRx Corporation

CytRx Corporation is a biopharmaceutical research and development company specializing in oncology. CytRx currently is focused on the clinical development of aldoxorubicin, its improved version of the widely used chemotherapeutic agent doxorubicin, and DK049, a novel drug conjugate which is expected to enter clinic trials in 2016.  CytRx is also expanding its pipeline of oncology candidates at its laboratory facilities in Freiburg, Germany, through its LADR™ (Linker Activated Drug Release) technology platform, a discovery engine designed to leverage CytRx's expertise in albumin biology and linker technology for the development of a new class of anti-cancer therapies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks relating to the outcome, timing and results of CytRx's clinical testing of aldoxorubicin and preclinical testing of its LADR™ linker technology platform, the outcome, timing or results of CytRx's clinical testing of aldoxorubicin, the risk that any future pre-clinical or human testing of compounds based on the LADR™ technology platform might not show efficacy or reduced side effects of those compounds, risks related to CytRx's ability to manufacture its drug candidates in a timely fashion, cost-effectively or in commercial quantities in compliance with stringent regulatory requirements, risks related to CytRx's need for additional capital or strategic partnerships to fund its ongoing working capital needs and development efforts, including the Phase 2 and Phase 3 clinical development of aldoxorubicin for SCLC and STS, respectively, and the preclinical and clinical development of compounds based on the LADR™ technology platform, risks related to lawsuits that have been brought against the Company and its officers and/or directors for alleged violations of the securities laws, and the risks and uncertainties described in the most recent annual and quarterly reports filed by CytRx with the Securities and Exchange Commission and current reports filed since the date of CytRx's most recent annual report. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:
CytRx Corporation
David J. Haen
Vice President, Business Development and Investor Relations
(310) 826-5648, ext 304
dhaen@cytrx.com

Investor Relations:
Alexander Capital, LP
(855) 288-ALEX (2539)
cytrx@alexandercapitallp.com

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